Exhibit 10.26

                          SUBORDINATED PROMISSORY NOTE

$500,000.00                                                     Newark, New York
                                                                   March 4, 2003

      FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to Hitschler, Kimelman Holdings, LLC ("Lender"), or order, without deduction or setoff, the sum of five hundred thousand dollars ($500,000.00), together with interest at the rate of seven and one-half percent (7.5%) per annum accruing from the date hereof on the principal balance from time to time unpaid, with all principal and interest being due on June 4, 2003 (the "Maturity Date"), subject to the subordination provisions of Section 4 of the Loan Agreement (as defined below).

      All payments required under the terms of this Note shall be paid in lawful money of the United States of America at such place as the holder of this Note may at any time or from time to time designate in writing to Maker.

      Maker may prepay the principal amount outstanding, together with accrued interest thereon, in whole or in part, at any time, without premium or penalty on ten (10) days' written notice to Lender. Any prepayment shall first be applied to accrued but unpaid interest and the balance, if any, shall be applied in reduction of the unpaid balance of the principal due hereunder.

      This Note is the "Promissory Note" issued pursuant to the provisions of a certain Loan Agreement (the "Loan Agreement") of even date herewith by and between the Maker and the Lender, all of which provisions, including, but not limited to, the subordination provisions of Section 4 are incorporated herein by reference. The Lender is entitled to the rights and benefits of the Loan Agreement, subject to the subordination provisions thereof.

      If this Note is forwarded to an attorney for collection, Maker shall pay on demand all costs and expenses of collection including a reasonable attorney's fee.

      An event of default under this Note ("Event of Default") shall be deemed to have occurred if (i) Maker fails to pay any of Maker's obligations hereunder, including, without limitation, any installment of principal and/or interest within ten (10) days after such installment is due and payable, (ii) there is any Event of Default under the Loan Agreement, or (iii) Maker fails to honor any obligation under the warrant attached hereto as Exhibit A (the "Warrant").

      If an Event of Default shall occur, the holder of this Note may declare the entire unpaid principal balance of this Note, together with accrued interest thereon, immediately due and payable,


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and shall,  in addition to all remedies under this Note,  have all of the rights under the Loan Agreement and the Warrant.

      No extension of time for payment shall release, modify or affect the liability of Maker hereunder.

      The rights and remedies set forth in this Note may be exercised by the holder of this Note during any default by Maker, regardless of any prior forbearance.

      Maker hereby waives presentment for payment, demand for payment, protest, notice of protest and of dishonor, and any and all demands and notices that might otherwise be required by law.

      Lender may convert some or all of the principal  amount of this Promissory
Note into shares of the common stock of Maker by sending a notice to Maker setting forth the amount of principal of this Promissory Note Lender desires to convert into common stock of Maker. If Lender's election to convert some or all of the principal amount of this Promissory Note is made prior to or at the Maturity Date and no Event of Default has occurred, the conversion price shall be four dollars ($4.00) per share. If Lender's election to convert some or all of the principal amount of this Promissory Note is made after an Event of Default has occurred, then the conversion price shall be two dollars ($2.00) per share. Should Maker provide Lender with a written notice of prepayment of all of the principal and interest due under this Promissory Note, then Lender's right to convert some or all of the principal due under this Promissory Note into common stock of Maker shall lapse and shall be of no further effect if (i) Lender fails to elect to make an election to convert some or all of the principal due under this Promissory Note prior to the date established for prepayment in the notice and (ii) Maker prepays all of the principal and interest due under this Promissory Note on the date established for prepayment in the notice. Upon such conversion, Lender shall nonetheless be entitled to receive all accrued and unpaid interest due on this Promissory Note through the date of conversion.

      The aggregate number and shares of common stock of Maker subject to issuance upon conversion of some or all of this Promissory Note and the conversion price shall be proportionately adjusted for any increase, decrease, or change in the total outstanding shares of the Borrower's common stock resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares, issuance of additional shares, or similar transaction.

      This Note shall be governed by the laws of the State of Delaware, whose courts shall have jurisdiction and venue to enforce the terms thereof.


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      Maker hereby  acknowledges that the debt which is represented by this Note was incurred by Maker solely to acquire or carry on a business or commercial enterprise.

      IN WITNESS WHEREOF, Maker has executed this Note, under seal, the day and year first above written.

ATTEST:

                                             Ultralife Batteries, Inc.

/s/ John Kavazanjian                         By /s/ Robert W. Fishback    (SEAL)
--------------------                         -----------------------------------
                                             Robert W. Fishback,
                                             Vice President of Finance and
                                             Chief Financial Officer


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